Exhibit 99.1
a.k.a. Brands Holding Corp. Reports First Quarter 2024 Financial Results
U.S. Net Sales Grew 6% Compared to the First Quarter of 2023
Active Customer Growth of 5.5% on a Trailing Twelve-Month Basis Compared to the First Quarter of 2023
Strengthened Balance Sheet Year-over-Year Through Inventory Reduction of 19% and Debt Reduction of 22%
On Track to Open Three Princess Polly Stores in 2024

SAN FRANCISCO – May 8, 2024 – a.k.a. Brands Holding Corp. (NYSE: AKA), a brand accelerator of next generation fashion brands, today announced financial results for the first quarter ended March 31, 2024.
Results for the First Quarter
•Net sales decreased 3.0% to $116.8 million, compared to $120.5 million in the first quarter of 2023; down 1% on a constant currency basis1.
•In the U.S., net sales increased 6.2% compared to the first quarter of 2023.
•Net loss was $(8.9) million, or $(0.85) per share in the first quarter of 2024, compared to net loss of $(9.6) million, or $(0.89) per share in the first quarter of 2023.
•Adjusted EBITDA2 was $0.9 million in the first quarter of 2024, compared to $2.2 million in the first quarter of 2023.
“2024 is off to a great start, and I’m pleased that we delivered a solid first quarter that exceeded the high end of our net sales and adjusted EBITDA outlook. We continue to deliver growth in the U.S. with net sales growth of 6.2% in the first quarter. Importantly, we also continue to attract and retain customers, and I’m proud that we grew our active customer base by 5.5% year over year. Our strong performance is a direct result of our teams’ steadfast execution of our strategic priorities, and I am grateful for their unwavering dedication and commitment to building next-generation brands for next generation consumers,” said Ciaran Long, Interim Chief Executive Officer and Chief Financial Officer.
“Our brands continued to deliver innovative retail strategies in the first quarter, including Princess Polly’s well-received introduction of an activewear collection, a strong launch of Petal & Pup on Nordstrom’s website, further expanding our omni-channel marketplace presence, and another quarter of strong double-digit net sales growth in our Culture Kings U.S. business.
“Our operating framework for 2024 is anchored on three key strategic priorities, retaining existing, and attracting new customers, remaining committed to showing up for our customers wherever they choose to shop with us, and continuing to streamline our operations to deliver financial benefits across the company. I am extremely confident in the many profitable future growth opportunities we see for a.k.a. Brands, particularly the tremendous whitespace we see in the U.S. to expand our brand portfolio reach and total addressable market,” concluded Long.
Brand Highlights
•Princess Polly is on track to open a store in the Scottsdale Fashion Square, a store on Newbury Street in Boston and another in the Fashion Valley Mall in San Diego, all in the third quarter.
•Following successful launches on both Macy's and Target sites, Petal & Pup expanded its distribution on Nordstrom's website, exceeding initial expectations.
•Culture Kings U.S. registered another quarter of strong double-digit net sales growth and its owned first party brands including Loiter, American Thrift and mnml, accounted for more than 50% of total Culture Kings U.S. sales in the first quarter.
1 In order to provide a framework for assessing the performance of our underlying business, excluding the effects of foreign currency rate fluctuations, we compare the percent change in the results from one period to another period using a constant currency methodology wherein current and comparative prior period results for our operations reporting in currencies other than U.S. dollars are converted into U.S. dollars at constant exchange rates (i.e., the rates in effect on December 31, 2023, which was the last day of our prior fiscal year) rather than the actual exchange rates in effect during the respective periods.
2 See additional information at the end of this release regarding non-GAAP financial measures.

•mnml launched its spring collection with a first-ever campaign featuring dynamic NBA star Tre Mann, driving strong customer reception and engagement.
First Quarter Financial Details
•Net sales decreased 3.0% to $116.8 million, compared to $120.5 million in the first quarter of 2023. The decrease was driven by a decline in the average order value during the quarter, primarily driven by adverse macroeconomic conditions in Australia and New Zealand. On a constant currency basis1, net sales decreased 1%.
•Gross margin was 56.2%, compared to 56.9% in the first quarter of 2023. The decline was primarily driven by targeted inventory actions in Culture Kings Australia and the impact of growing wholesale and marketplace initiatives.
•Selling expenses were $34.2 million, compared to $34.4 million in the first quarter of 2023. Selling expenses were 29.3% of net sales compared to 28.6% of net sales in the first quarter of 2023.
•Marketing expenses were $14.9 million, compared to $14.8 million in the first quarter of 2023. Marketing expenses were 12.7% of net sales compared to 12.3% of net sales in the first quarter of 2023.
•General and administrative (“G&A”) expenses were $22.7 million, compared to $25.9 million in the first quarter of 2023. G&A expenses were 19.4% of net sales compared to 21.5% of net sales in the first quarter of 2023. The decrease in G&A expenses, as well as G&A expenses as a percent of net sales, during the quarter were primarily driven by decreases in sales tax penalties and interest, professional fees, intangible amortization and insurance costs.
•Adjusted EBITDA2 was $0.9 million, or 0.7% of net sales, compared to $2.2 million, or 1.8% of net sales in the first quarter of 2023.
Balance Sheet and Cash Flow
•Cash and cash equivalents at the end of the first quarter totaled $21.9 million, which was consistent with cash and cash equivalents at the end of fiscal year 2023.
•Inventory at the end of the first quarter totaled $91.5 million, compared to $91.0 million at the end of fiscal year 2023, or compared to $112.5 million at the end of the first quarter of 2023.
•Debt at the end of the first quarter totaled $103.6 million, compared to $93.4 million at the end of fiscal year 2023, or compared to $132.4 million at the end of the first quarter of 2023
•Cash flow used in operations for the three months ended March 31, 2024 was $7.7 million, compared to cash flow used in operations of $3.0 million for the three months ended March 31, 2023.
Outlook
For the second quarter year of 2024, the Company expects:
•Net sales between $133 million and $138 million
•Adjusted EBITDA3 between $4.5 million and $5.5 million
•Weighted average diluted share count of 10.5 million
For the full year fiscal 2024, the Company now expects:
•Net sales between $545 million and $555 million
•Adjusted EBITDA3 between $17 million and $19 million
•Weighted average diluted share count of 10.6 million
The above outlook is based on several assumptions, including but not limited to, foreign exchange rates remaining at the current levels, the opening of three to four Princess Polly stores and continued macroeconomic pressures, specifically in Australia and New Zealand. See “Forward-Looking Statements” for additional information.
3 The Company has not provided a quantitative reconciliation of its Adjusted EBITDA outlook to a GAAP net income outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future equity-based compensation expense, income taxes, interest expense and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. See additional information at the end of this release regarding non-GAAP financial measures.

Conference Call
A conference call to discuss the Company’s first quarter results is scheduled for May 8, 2024, at 4:30 p.m. ET. Those who wish to participate in the call may do so by dialing (877) 858-5495 or (201) 689-8853 for international callers. The conference call will also be webcast live at https://ir.aka-brands.com in the Events and Presentations section. A recording will be available shortly after the conclusion of the call. To access the replay, please dial (877) 660-6853 or (201) 612-7415 for international callers, conference ID 13745390. An archive of the webcast will be available on a.k.a. Brands’ investor relations website.
Use of Non-GAAP Financial Measures and Other Operating Metrics
In addition to results determined in accordance with accounting principles generally accepted in the United States of America (GAAP), management utilizes certain non-GAAP financial measures such as Adjusted EBITDA and Adjusted EBITDA margin for purposes of evaluating ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures. The non-GAAP financial measures used by the Company may be different from similarly-titled non-GAAP financial measures used by other companies. See additional information at the end of this release regarding non-GAAP financial measures.
About a.k.a. Brands
a.k.a. Brands is a brand accelerator of next generation fashion brands. Each brand in the a.k.a. portfolio targets a distinct Gen Z and millennial audience, creates authentic and inspiring social content and offers quality exclusive merchandise. a.k.a. Brands leverages its next-generation retail platform to help each brand accelerate its growth, scale in new markets and enhance its profitability. Current brands in the a.k.a. Brands portfolio include Princess Polly, Culture Kings, mnml and Petal & Pup.
Forward-Looking Statements
Certain statements made in this release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.
These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
Important factors, among others, that may affect actual results or outcomes include the effects of economic downturns and unstable market conditions; our ability in the future to continue to comply with the New York Stock Exchange’s (NYSE) listing standards and maintain the listing of our common stock on the NYSE; risks related to doing business in China; our ability to anticipate rapidly-changing consumer preferences in the apparel, footwear and accessories industries; our ability to execute our strategic initiatives, including transitioning Culture Kings to a data-driven, short lead time merchandising cycle; our ability to acquire new customers, retain existing customers or maintain average order value levels; the effectiveness of our marketing and our level of customer traffic; merchandise return rates; our ability to manage our inventory effectively; our success in identifying brands to acquire, integrate and manage on our platform; our ability to expand into new markets; the global nature of our business, including international economic, geopolitical instability (including the ongoing Russia-Ukraine and Israel-Palestine wars), legal, compliance and supply chain risks; interruptions in or increased costs of shipping and distribution, which could affect our ability to deliver our products to the market; our use of social media platforms and influencer sponsorship initiatives, which could adversely affect our reputation or subject us to fines or other penalties; fluctuating operating results; the inherent challenges in measuring certain of our key operating metrics, and the risk that real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; the potential for tax liabilities that may increase the costs to our consumers; our ability to attract and retain highly qualified personnel, including key members of our leadership team; fluctuations in wage rates and the price, availability and quality of raw materials and finished goods, which could increase costs; foreign currency fluctuations; and other risks and uncertainties set forth in the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking

Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, quarterly reports on Form 10-Q and any other periodic reports that the Company may file with the Securities and Exchange Commission (the SEC). a.k.a. Brands does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investor Contact
investors@aka-brands.com
Media Contact
media@aka-brands.com

a.k.a. BRANDS HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Net sales	$116,840	$120,485
Cost of sales	51,166	51,985
Gross profit	65,674	68,500
Operating expenses:
Selling	34,215	34,406
Marketing	14,879	14,777
General and administrative	22,673	25,868
Total operating expenses	71,767	75,051
Loss from operations	(6,093)	(6,551)
Other expense, net:
Interest expense	(2,278)	(2,851)
Other expense	(543)	(1,034)
Total other expense, net	(2,821)	(3,885)
Loss before income taxes	(8,914)	(10,436)
(Provision for) benefit from income tax	(19)	883
Net loss	$(8,933)	$(9,553)
Net loss per share:
Basic and diluted*	$(0.85)	$(0.89)
Weighted average shares outstanding:
Basic and diluted*	10,520,458	10,753,384

* Adjusted for the one-for-12 reverse stock split, effective as of September 29, 2023.

a.k.a. BRANDS HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$21,939	$21,859
Accounts receivable, net	4,084	4,796
Inventory	91,489	91,024
Prepaid expenses and other current assets	16,099	18,016
Total current assets	133,611	135,695
Property and equipment, net	25,076	27,154
Operating lease right-of-use assets	40,159	37,465
Intangible assets, net	61,018	64,322
Goodwill	92,123	94,898
Deferred tax assets	1,538	1,569
Other assets	2,229	618
Total assets	$355,754	$361,721
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$23,454	$28,279
Accrued liabilities	23,695	25,223
Sales returns reserve	7,335	9,610
Deferred revenue	14,991	11,782
Income taxes payable	269	257
Operating lease liabilities, current	8,020	7,510
Current portion of long-term debt	4,725	3,300
Total current liabilities	82,489	85,961
Long-term debt	98,826	90,094
Operating lease liabilities	37,376	35,344
Other long-term liabilities	1,553	1,704
Total liabilities	220,244	213,103
Stockholders’ equity:
Preferred stock	—	—
Common stock	128	128
Additional paid-in capital	466,977	466,172
Accumulated other comprehensive loss	(55,249)	(50,269)
Accumulated deficit	(276,346)	(267,413)
Total stockholders’ equity	135,510	148,618
Total liabilities and stockholders’ equity	$355,754	$361,721

a.k.a. BRANDS HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(8,933)	$(9,553)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	1,536	2,452
Amortization expense	2,762	2,988
Amortization of debt issuance costs	153	158
Lease incentives	—	334
Loss on disposal of businesses	673	951
Non-cash operating lease expense	2,075	1,753
Equity-based compensation	1,956	1,936
Deferred income taxes, net	—	(9)
Changes in operating assets and liabilities:
Accounts receivable	688	(107)
Inventory	(4,898)	11,536
Prepaid expenses and other current assets	2,118	(602)
Accounts payable	(4,058)	(4,010)
Income taxes payable	10	(1,120)
Accrued liabilities	(1,058)	(8,463)
Returns reserve	(2,073)	1,026
Deferred revenue	3,470	(314)
Lease liabilities	(2,108)	(1,916)
Net cash used in operating activities	(7,687)	(2,960)
Cash flows from investing activities:
Purchases of intangible assets	(1)	(26)
Purchases of property and equipment	(754)	(1,854)
Net cash used in investing activities	(755)	(1,880)
Cash flows from financing activities:
Proceeds from line of credit, net of issuance costs	16,500	—
Repayment of line of credit	(6,000)	(10,000)
Repayment of debt	(450)	(1,400)
Taxes paid related to net share settlement of equity awards	(88)	(43)
Repurchase of shares	(1,063)	—
Net cash (used in) provided by financing activities	8,899	(11,443)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(590)	154
Net decrease in cash, cash equivalents and restricted cash	(133)	(16,129)
Cash, cash equivalents and restricted cash at beginning of period	24,029	48,373
Cash, cash equivalents and restricted cash at end of period	$23,896	$32,244

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$21,939	$30,224
Restricted cash, included in prepaid expenses and other current assets	295	2,020
Restricted cash, included in other assets	1,662	—
Total cash, cash equivalents and restricted cash	$23,896	$32,244

a.k.a. BRANDS HOLDING CORP.
KEY FINANCIAL AND OPERATING METRICS AND NON-GAAP MEASURES
(unaudited)

	Three Months Ended March 31,
(dollars in thousands)	2024	2023
Gross margin	56%	57%
Net loss	$(8,933)	$(9,553)
Net loss margin	(8)%	(8)%
Adjusted EBITDA[2]	$874	$2,186
Adjusted EBITDA margin[2]	1%	2%
Key Operational Metrics and Regional Sales

	Three Months Ended March 31,
(metrics in millions, except AOV; sales in thousands)	2024	2023	% Change
Key Operational Metrics
Active customers[4]	3.83	3.63	5.5%
Average order value	$77	$80	(3.8)%
Number of orders	1.52	1.50	1.3%

Sales by Region
U.S.	$77,138	$72,626	6.2%
Australia/New Zealand	33,516	41,446	(19.1)%
Rest of world	6,186	6,413	(3.5)%
Total	$116,840	$120,485	(3.0)%
Year-over-year growth on a constant currency basis[1]	(0.9)%
Active Customers
We view the number of active customers as a key indicator of our growth, our value proposition and consumer awareness of our brand, and their desire to purchase our products. In any particular period, we determine our number of active customers by counting the total number of unique customer accounts who have made at least one purchase in the preceding 12-month period, measured from the last date of such period.
Average Order Value
We define average order value (“AOV”) as net sales in a given period divided by the total orders placed in that period. AOV may fluctuate as we expand into new categories or geographies or as our assortment changes.
4 Trailing twelve months.

a.k.a. BRANDS HOLDING CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that management uses to assess our operating performance. Because Adjusted EBITDA and Adjusted EBITDA margin facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes.
We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business. We expect Adjusted EBITDA margin to increase over the long-term as we continue to scale our business and achieve greater leverage in our operating expenses.
We calculate Adjusted EBITDA as net income (loss) adjusted to exclude: interest and other expense; provision for income (benefit from) taxes; depreciation and amortization expense; equity-based compensation expense; costs to establish or relocate distribution centers; transaction costs; costs related to severance from headcount reductions; goodwill and intangible asset impairment; sales tax penalties; insured losses, net of any recoveries; and one-time or non-recurring items. We calculate Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales. Adjusted EBITDA and Adjusted EBITDA margin are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in net income (loss) and net income (loss) margin, the most directly comparable financial measures calculated in accordance with GAAP.
A reconciliation of non-GAAP Adjusted EBITDA to net loss for the three months ended March 31, 2024 and 2023 is as follows:

	Three Months Ended March 31,
(dollars in thousands)	2024	2023
Net loss	$(8,933)	$(9,553)
Add (deduct):
Total other expense, net	2,821	3,885
Provision for (benefit from) income tax	19	(883)
Depreciation and amortization expense	4,298	5,440
Equity-based compensation expense	1,956	1,936
Non-routine items[5]	713	1,361
Adjusted EBITDA	$874	$2,186
Net loss margin	(8)%	(8)%
Adjusted EBITDA margin	1%	2%
5 Non-routine items include costs to establish or relocate distribution centers; severance from headcount reductions; sales tax penalties; insured losses, net of recoveries; and non-routine legal matters.